EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2025 (the “Effective Date”) by and among NMG San Diego, LLC, a California limited liability company (the “Seller” and “Company”) , DEP Nevada, Inc., a Nevada corporation (the “DEP”), SJJR, LLC, a California limited liability company (collectively, the “Members” and together with Seller, the “Seller Parties”), and OTC Miramar, LLC, an California limited liability company (“Buyer” and collectively with the Seller Parties, the “Parties” and each individually, a “Party”).

BACKGROUND

WHEREAS, the Members own all of the membership interests of Seller;

WHEREAS, the Company holds a valid commercial cannabis retail license (the “State License”) issued by the California Department of Cannabis Control (the “DCC”) pursuant to the Cannabis Laws (as defined in the Management Services Agreement), and an annual operating permit (the “Local License” together with the State License, being the “Licenses”) issued by the City of San Diego (the “City”) enabling the Company to operate a commercial cannabis dispensary at 7625 Carroll Road, San Diego California 92121 (the “Dispensary”).

WHEREAS, the Parties are simultaneously entering into a Management Services Agreement (the “MSA”), whereby Buyer shall provide to the Company on an exclusive basis, the management services contemplated thereunder upon the terms and conditions set forth in the MSA;

WHEREAS, the Parties shall apply to the San Diego City Cannabis Business Division (the “CBD”) to receive approval to transfer the Local License to Buyer (the “Transfer Approval”); and

WHEREAS, Buyer desires to purchase from the Seller Parties and the Seller Parties desire to sell and transfer, those enumerated assets of Seller, as set forth in Schedule 1 attached hereto (the “Purchased Assets”).

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements that follow, the Parties agree to the following terms and conditions:

1. Incorporation of Recitals; Definitions. The foregoing Recitals to this Agreement are incorporated into this Agreement and are binding provisions hereof enforceable in accordance with their terms. The following terms, as used in this Agreement, shall have the following meanings:

(a) “Action” means any claim, charge, action, suit, arbitration, mediation, inquiry, hearing, audit, proceeding or investigation by or before any Governmental Authority, including any audit, claim, or assessment for Taxes or otherwise.

(b) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “California Cannabis Laws” means Laws regarding the cultivation, manufacture, possession, use, sale, or distribution of cannabis or cannabis products promulgated by the state and local Governmental Authorities in the State of California.

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(d) “CDTFA Debt” shall mean that certain Tax Liability owed by the Company to the California Department of Tax and Fee Administration for certain excise taxes, and associated fees and penalties.

(e) “Crossover Date” shall mean 12:01 a.m. PST on August 5, 2025.

(f) “Crossover Working Capital” means (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the open of business of the Dispensary on the Crossover Date.

(g) “Current Assets” means cash and cash equivalents (on hand and in any Company account), accounts receivable, inventory, and pre-paid balance sheet items, as determined in accordance with the Company’s prior historical accounting methods; provided “Current Assets” expressly excludes any CDTFA Penalty Relief.

(h) “Current Liabilities” means accounts payable, as determined in accordance with the Company’s prior historical accounting methods.

(i) “Escrow Agent” means Secured Trust Escrow.

(j) “Escrow Agreement” means the Escrow Agreement, dated as of the Crossover Date, by and amount Escrow Agent, Buyer, and Seller, in the form attached as Exhibit A.

(k) “GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

(l) “Landlord Consent” means that certain consent from the Landlord, giving consent to the change of control of the Company resulting from the Transaction, as required under Section 21 of the Original Lease, which consent is set forth in the Second Lease Amendment.

(m) “Law” means any U.S. or foreign federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty; provided, that “Law” shall exclude U.S. Federal Cannabis Law to the extent such U.S. Federal Cannabis Law relates to conduct that is allowed or authorized under California Cannabis Laws.

(n) “Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, or other similar encumbrance.

(o) “Lease” means collectively the (a) commercial lease, dated December 1, 2018 (the “Original Lease”), between Green Road, LLC (the “Landlord”) and SGSD, LLC (the “Prior Tenant”), as amended by (b) that certain assignment and first amendment, dated June 13, 2019, among Landlord, Prior Tenant, and Company (being the “First Lease Amendment”), (c) the notice to extend the lease letter, dated August 1, 2023 (the “Extension Letter”), and (d) the Second Lease Amendment.

(p) “Liability” means any debt, liability, commitment or obligation of any nature, whether pecuniary or not, asserted or unasserted, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, incurred or consequential, known or unknown, and whether due or to become due (whether or not required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP), including those arising under any contract, Law, or Governmental Order.

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(q) “Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, speculative, special, or indirect damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

(r) “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(s) “Representative” with respect to any Person, any and all directors, officers, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(t) “Second Lease Amendment” means that second amendment to the Original Lease (as amended by the First Lease Amendment), in substantially the same form attached as Exhibit B.

(u) “Senior Lender” means Bengal Catalyst Fund, LP, a Delaware limited partnership.

(v) “Senior Lender Lien” means the Lien in favor of the Senior Lender created by, collectively, the Senior Loan and Senior Security Agreement.

(w) “Senior Lender Release” means that certain release executed and delivered by the Senior Lender evidencing its release of the Senior Lender Lien specific to the Subject Interests and the Company, which shall include any UCC financing statements, if applicable.

(x) “Senior Loan” means that certain non-revolving credit facility agreement, dated October 24, 2024, as amended by that first amendment, dated April 7, 2025, entered into between the Senior Lender and Body and Mind, Inc., a Nevada corporation, as borrower, and the accompanying security agreement, dated September 9, 2024 (being the “Senior Security Agreement”).

(y) “Tax(es)” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

2. Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell, transfer, and assign to Buyer, and Buyer agrees to purchase and acquire from Seller, all of Seller’s right, title, and interest in and to the Purchased Assets, free and clear of all Liens.

2.1 Excluded Assets. For sake of clarity, and notwithstanding anything to the contrary, other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of the Seller (or any Seller Party), and all such other assets and properties shall be excluded from the Purchased Assets (collectively, the “Excluded Assets”).

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2.2 Purchase Price. The aggregate purchase price the Buyer shall pay for the Purchased Assets is One Million Six Hundred Thousand Dollars ($1,600,000) (the “Purchase Price”), plus assumption of the Assumed Liabilities. The Purchase Price shall be paid to Seller as follows (each being a “Payment”):

(a) Buyer shall pay a deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Deposit”). Seller acknowledges that, as of the Effective Date, Seller has received the Deposit from Buyer.

(b) On the later of the Crossover Date or one (1) Business Day after the Escrow Agent provides the Escrow Agreement, the Buyer, Seller, and the Escrow Agent shall enter into the Escrow Agreement, providing for the establishment with the Escrow Agent of a non-interest bearing escrow account (the “Escrow Account”) in an amount equal to Five Hundred Thousand Dollars ($500,000) (the “CDTFA Payment”). Within three (3) Business Days following receipt of the Transfer Approval from the City, the Seller and Buyer shall jointly instruct the Escrow Agent to release the CDTFA Payment from the Escrow Account to the Seller. The Parties agree that the CDTFA Payment shall be utilized by the Seller to satisfy the CDTFA Debt and any balance shall belong to the Seller. Seller shall pay the CDTFA Debt and provide proof of payment to Buyer. The Parties agree to cooperate to ensure that the CDTFA Payment (i) funds are utilized to pay the entire CDTFA Debt, and (ii) the remainder, if any, is timely delivered to Seller. Additionally, if following the application of the CDTFA Payment to the CDTFA Debt there remains a balance on the CDTFA Debt, DEP shall pay such remainder balance within ten (10) Business Days and provide proof of payment to the Buyer.

(c) On or before the execution of the Second Lease Amendment (or at such time as necessary to induce Landlord to execute the Second Lease Amendment), the Buyer shall deliver to the Landlord an amount equal to Five Hundred Seventy Thousand Three Hundred Eighty Two and 56/100 Dollars ($570,382.56) (the “Landlord Payment”) to satisfy the Sales Bonus Payment and Unpaid Rent Payment (as defined in the Second Lease Amendment). The Parties agree (i) that Buyer shall directly pay the Landlord Payment to the Landlord, and (ii) the Landlord Payment shall be considered part of the Purchase Price.

(d) On the Effective Date, Buyer shall deliver to Seller a secured promissory note (the “Note”) in the principal amount of Four Hundred and Twenty Nine Thousand Six Hundred and Seventeen and 44/100 Dollars (the “Note Payment”), which Note shall be in substantially the same form as Exhibit C.

2.2 Payment Mechanics. All payments made pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to such bank account as shall be designated in advance by the Seller.

3. Assumed Liabilities.

3.1 Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all Liabilities of Seller arising out of or relating to the Dispensary or the Purchased Assets on or after the Crossover Date, other than the Excluded Liabilities (collectively, the "Assumed Liabilities"), including the following:

(a) Until the CDTFA Payment has been released from the Escrow Account to the Seller, Buyer shall assume and be solely responsible for the Seller’s monthly payments towards the CDTFA Debt, pursuant to the payment plan in place between the Seller and CDTFA with respect to the CDTFA Debt (being the “CDTFA Liability”). For sake of clarity, any amounts paid by Buyer to the CDTFA shall result in an offset, modification, or reduction of the Purchase Price, except Buyer shall be fully responsible for any interest accrued on the CDTFA Debt during the Term of the MSA. Provided however, that upon Seller’s receipt of the CDTFA Payment, the Buyer shall have no obligation or liability with respect to the CDTFA Debt or payments thereunder after the date the CDTFA Payment is released from the Escrow Account to the Seller.

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(b) all trade accounts payable of Seller to third parties in connection with the Dispensary that remain unpaid as of the Crossover Date (which shall be offset pursuant to Section 4.3). Buyer’s assumption of trade accounts payable shall be limited to the extent any amounts owed are within the contemplated Purchase Price adjustment outlined in Section 4.3(c). Trade accounts payable liabilities shall not result in Buyer assuming a liability that would exceed the agreed upon Purchased Price;

(c) all Liabilities for (A) Taxes relating to the Dispensary, the Purchased Assets, or the Assumed Liabilities for any taxable period (or portion thereof) beginning after the Crossover Date and (B) Taxes for which Buyer is liable pursuant to Section 4.4;

(d) all other Liabilities arising out of or relating to Buyer’s management, control, operation, or ownership of the Dispensary and the Purchased Assets on or after the Crossover Date.

In the event of Termination, Buyer Assumed Liabilities should be limited to those Liabilities incurred during the Terms of this Agreement and the MSA.

3.2 Other than the Assumed Liabilities, the Buyer shall not assume or be responsible for any Liabilities of the Seller Parties (the “Excluded Liabilities”), which Excluded Liabilities, include without limitation:

(a) any obligations under any agreement of the Seller Parties which are not expressly listed on Schedule 1, including agreements with credit card companies that exist as of the Crossover Date;

(b) any environmental Laws;

(c) any Tax obligations of the Seller Parties incurred, accrued, or arising prior to the Crossover Date whether by reason of operation of the Dispensary, consummation of the Agreement, or otherwise;

(d) any Liability of the Seller Parties with respect to any current or former Seller employees or any Affiliate of Seller, or any dependent or beneficiary thereof, arising, incurred, or accruing prior to the Crossover Date;

(e) any Liability with respect to indebtedness, including without limitation, any indebtedness for borrowed money to any of the Seller Parties or any Affiliates of the Seller Parties, any capital lease obligations, or any installment purchase obligations; and

(f) any Liability or claim relating to the operation of the Dispensary, or the ownership, use, sale or warranty of the Purchased Assets prior to the Crossover Date, including, without limitation, any Liability or claim relating to breach of warranty, negligence, or breach of contract by any of the Seller Parties. Notwithstanding the foregoing, following the Crossover Date, Buyer shall be responsible for any Liability or claim relating to the operation of the Dispensary during the Term of this Agreement and the MSA.

4. Closing. Subject to the terms and conditions of this Agreement, the sale, purchase, and transfer of the Purchased Assets shall take place at a closing (the “Closing”) to be held remotely via the electronic exchange of counterpart signature pages on such date that is five (5) calendar days following the date that the last of the conditions to Closing set forth in Section 4.1 and Section 4.2 have been satisfied or waived (the “Closing Date”) (except for those conditions that by their nature are to be satisfied by the delivery of documents or taking of actions at the Closing, but subject to the satisfaction of such conditions at the Closing or, if permissible, waiver by the party hereto entitled to the benefit of those conditions at the Closing) or at such other date, time and place as may be agreed in writing by the Parties. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.” The Closing shall be deemed effective for all purposes at 5:00 p.m., Pacific time, on the Closing Date.

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4.1 Closing Deliveries by Seller and the Members. At or before the Closing, The Seller (and as applicable, the Members) shall deliver or cause to be delivered to Buyer the following:

(a) The MSA, duly executed by Seller;

(b) The Escrow Agreement, duly executed by the Seller and Escrow Agent;

(c) The Note, duly executed by the Seller;

(d) A bill of sale in the form of Exhibit D (the “Bill of Sale”) duly executed by Seller, transferring the Purchased Assets to Buyer;

(e) The Second Lease Amendment duly executed by the Landlord, Members, and Seller (as applicable);

(f) Written evidence of the Transfer Approval from the City;

(g) such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

4.2 Closing Deliveries by the Buyer. At or before the Closing, as applicable, the Buyer shall deliver or cause to be delivered the following:

(a) The MSA, duly executed by Buyer;

(b) The Escrow Agreement, duly executed by the Buyer;

(c) The Note, duly executed by the Buyer;

(d) Full (and timely) payment of the Purchase Price pursuant to Section 2.1;

(e) The Second Lease Amendment, duly executed by Buyer;

(f) Written evidence of the Transfer Approval by the City (if applicable);

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(g) such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

4.3 Working Capital Adjustment.

(a) Within three (3) business days of the Crossover Date, the Seller Parties shall prepare and deliver to Buyer a statement setting forth its good faith estimate of Crossover Working Capital (the “Estimated Statement”). The Estimated Statement is for informational purposes only and no adjustment shall be made to the Purchase Price based on the Estimated Statement.

(b) No later than forty-five (45) calendar days following the Crossover Date, the Buyer shall prepare and deliver to Seller a statement showing its calculation of the Crossover Working Capital (the “Crossover Statement”). The Seller shall have fifteen (15) calendar days to review and object to the Crossover Statement. In the event of any objection or dispute, the Parties shall work in good faith to resolve the dispute.

(c) The Closing Adjustment shall be an amount equal to the Crossover Statement minus $0 (the “Crossover Adjustment”). If the Crossover Adjustment is a positive number, the Purchase Price shall be increased by the amount of the Crossover Adjustment. If the Crossover Adjustment is a negative number, the Purchase Price shall be reduced by the amount of the Crossover Adjustment, only to the extent that the Buyer pays any portion of the negative Crossover Adjustment balance during the term of the MSA. The Purchase Price adjustment shall occur with the Note Payment, either by a reduction or increase of the Note Payment, by the Crossover Adjustment amount.

(d) The Parties agree that, based on historical financial performance, the Crossover Adjustment shall likely be negative, such that the Purchase Price shall be reduced by a reduction of the Third Payment.

4.4 Conveyance Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be solely borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax return or other document with respect to such Taxes or fees (and the Seller Parties shall cooperate with respect thereto as necessary). Notwithstanding the foregoing, Seller shall be solely responsible for any and all Taxes, including but not limited to capital gains taxes, related to its receipt of the Purchase Price.

4.5 Post-Closing Owner Cooperation. From and after the Closing Date, each Party, upon the reasonable request of the other Party, shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the purchase and sale of the Purchased Assets, prevent the disruption of business operations of Seller during the transition of ownership and to otherwise effectuate the purposes of this Agreement.

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5. Representations and Warranties of Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 5 are true and correct as of the Effective Date and as of the Closing Date.

5.1 Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California. Seller has full company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

5.2 No Conflicts; Consents. Except for the Senior Lender Release, Transfer Approval, and Landlord Consent, the execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

5.3 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of all Liens.

5.4 Permits. The Local License is valid and in full force and effect. All fees and charges with respect to the Local License as of the Effective Date have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of the Local License.

5.5 Legal Proceedings. There is no Action of any nature pending or, to Seller's knowledge, threatened against or by Seller or Seller Affiliates (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

5.7 No Other Representations. Except for the representations and warranties contained in Section 5, neither the Seller, the Members, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Seller or the Members, including any representation or warranty as to any management presentations made in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Dispensary or Seller, or any representation or warranty arising from statute or otherwise in law.

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6. Representations and Warranties of Buyer. Buyer represents and warrants to the Seller Parties that the statements contained in this Section 6 are true and correct as of the Effective Date and as of the Closing Date.

6.1 Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company validly existing and in good standing under the laws of the State of California. Buyer has all necessary limited liability company power and authority to enter into this Agreement and the Transaction Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by each other party hereto) this Agreement constitutes the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

6.2 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Buyer; or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any contract to which Buyer is a party or by which Buyer is bound or by which any of Buyer’s properties or assets are subject, or (c) conflict with or result in a violation or breach of any provision of the organizational documents of Buyer. Except for the Landlord Consent, the execution, delivery and performance by Buyer of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

6.3 Sufficiency of Funds. Buyer has immediately available funds (and shall continue to have such funds as of the Closing Date) in an aggregate amount sufficient to consummate the transactions contemplated by this Agreement including the payment of the Purchase Price on the terms set forth in Section 2.2 and all fees and expenses payable by Buyer in connection with transactions contemplated by this Agreement.

6.4 Legal Proceedings. There are no Actions pending or, to Buyer’s Knowledge, threatened, by or against Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or the consummation of the transactions contemplated hereby.

6.5 Brokers. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

6.6 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Seller, Dispensary, Purchased Assets, results of operations, prospects, condition (financial or otherwise), or assets of the Seller and Dispensary, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premise, books and records, and other documents and data of the Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Seller set forth in Section 5, of this Agreement (including the related portions of the Disclosure Schedules) as well as the assumed accuracy of those documents, representations and warranties made in the course of Due Diligence; and (b) none of the Seller, Members, or any other Person has made any representation or warranty as to the Seller, Dispensary, Purchased Assets, or this Agreement, except as expressly set forth in Section 5 of this Agreement (including the related portions of the Disclosure Schedules) and in relation to those documents provided in the course of Due Diligence preceding this Agreement.

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6.7 No Other Representations. Except for the representations and warranties contained in Section 6, neither the Buyer, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer, including any representation or warranty arising from statute or otherwise in law.

7. Indemnification.

7.1 Survival. Unless otherwise specified, the representations and warranties of the Seller and Buyer contained in this Agreement shall survive the Closing until the date that is twelve (12) months after the Closing Date (the “General Survival Date”). None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Buyer to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

7.2 Indemnification by Seller Parties. Subject to the limitations set forth in this Section 7, the Seller Parties hereby covenant and agree to defend, indemnify, and hold harmless Buyer and its Affiliates and Representatives (each a “Buyer Indemnified Party”) from and against any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees (collectively, "Losses"), arising out of or resulting from:

(a) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement; or

(c) any Excluded Asset or any Excluded Liability.

7.3 Indemnification by Buyer. Subject to the limitations set forth in this Section 7, the Buyer hereby covenants and agree to defend, indemnify, and hold harmless the Seller Parties and their respective Affiliates and Representatives (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or resulting from:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Liability.

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7.4 Limitations.

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Section 7 until the aggregate amount of all Losses in respect of indemnification under Section 7 exceeds five thousand dollars ($5,000) (the "Basket Amount"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Basket Amount.

(b) Each Indemnified Party shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this Section 7 including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(c) Notwithstanding the foregoing, the limitations set forth in this Section 7.4 shall not apply to any Losses arising out of or related to fraud, willful misconduct, or criminal acts committed by or on behalf of an Indemnifying Party.

7.5 Notice of Loss; Third Party Claims; Direct Claims. For purposes of this Section 7, the term “Indemnified Party” means a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, and the term “Indemnifying Party” means the Seller pursuant to Section 7.2 or Buyer pursuant to Section 7.3, as the case may be.

(a) An Indemnified Party shall give the Indemnifying Party written notice of any claim which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, only to the extent then known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7 except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Loss that it may otherwise have to any Indemnified Party.

(b) If an Indemnified Party shall receive written notice of any Action, audit or demand (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Section 7, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 7. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if (i) the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party, (ii) the Indemnifying Party actively and diligently defends such Third Party Claim, or (iii) the Third Party Claim involves only claims for monetary damages and does not seek an injunction or other equitable relief; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party (provided that no party shall be required to provide information to the extent it is subject to attorney-client privilege or such information may be reasonably relevant to a direct claim among the parties). Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party (provided that no party shall be required to provide information to the extent it is subject to attorney-client privilege or may be reasonably relevant to a direct claim among the parties). No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed.

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(c) Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of from any of its obligations under this Section 7except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 7. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail based on the facts then known, and shall indicate the estimated amount, if reasonably practicable based on the facts then known, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnifying Person and Indemnified Person shall use good faith efforts to resolve the disputed matters. If the dispute is not resolved within such 30-day period, either party may seek resolution of the dispute in a court having jurisdiction over the parties and the matter. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement; provided, that, in no event shall any Indemnified Party be required to wait for such 30-day period prior to pursuing any remedies available to such Indemnified Party pursuant to this Agreement.

(d) Notwithstanding anything contained in this Agreement to the contrary, no Party shall be liable to any other party for indirect, special, punitive, exemplary or consequential loss or damages arising out of this Agreement (collectively “Consequential Damages”), provided, however, the foregoing shall not preclude recovery by a Buyer Indemnified Party or Seller Indemnified Party for Consequential Damages payable to third parties as a result of Third Party Claims or Consequential Damages premised on or arising from an Action of fraud, willful misconduct, or criminal acts by a party.

7.6 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth herein, as the case may be.

7.7 Exclusive Remedies. Except (a) for remedies that cannot be waived as a matter of applicable Law, (b) for specific performance, injunctive relief, or other equitable remedies, including pursuant to Section 10,18, or (c) in respect of claims based on fraud, criminal acts, or willful misconduct, the indemnification provisions of this Section 7 shall be the sole and exclusive remedy for any breach of this Agreement from and after the Closing.

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7.8 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

8. Termination.

8.1 This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Buyer and Sellers;

(b) by Buyer, if Seller breaches this Agreement which breach (i) would give rise to the failure of a condition set forth in Section 4.1 and (ii) has not been cured within thirty (30) calendar days from the date that Seller is notified by Buyer in writing of such breach; provided that Buyer is not otherwise in material default or material breach of this Agreement;

(c) by Seller, if Buyer breaches its representations, warranties, covenants, or agreements contained in this Agreement which breach (i) would give rise to the failure of a condition set forth in Section 4.2 and (ii) has not been cured within thirty (30) calendar days from the date that Buyer is notified by Seller in writing of such breach; provided that Seller is not otherwise in material default or material breach of this Agreement;

(d) by Seller or Buyer if the City expressly denies the transfer of the Local License to the Buyer and following good faith efforts by the Parties, the City expressly continues to deny the transfer of the Local License to the Buyer.

8.2 Effect of Termination.

(a) If any Party validly terminates this Agreement pursuant to, and in accordance with, Section 8.1(a)-(c), this Agreement shall forthwith become void and of no further force and effect, except that (a) the obligations of the Parties set forth in this Section 8.2(a), Section 9, Section 10, and Section 10.4 shall survive such termination indefinitely, and (b) nothing herein shall relieve any party from Liability for fraud or for any intentional breach of this Agreement. If this Agreement is terminated pursuant to Section 8.1(a) or Section 8.1(b) then, after Buyer’s satisfaction of its obligations in Section 8.3, Seller shall refund to Buyer the full amount of all consideration paid to Seller prior to such termination. If this Agreement is terminated pursuant to Section 8.1(c) then Seller shall be entitled to keep all consideration, payment, and monies paid to Seller prior to the termination.

(b) Notwithstanding anything to the contrary, in the event this Agreement is terminated pursuant to Section 8.1(d), the Parties agree and covenant to cooperate and work in good faith towards restructuring, modifying, and/or amending the transaction such that the end result is Buyer has control and ownership of the Dispensary and/or Local License. In the event of Termination pursuant to Section 8.1(d), all consideration paid to Seller prior to such termination shall be completely refunded to Buyer, with the delivery of the City’s written express denial of the Local License Transfer being sufficient documentation for the full release of the CDTFA Payment from Escrow back to Buyer.

8.3 Post Termination Cooperation. Notwithstanding anything to the contrary, in the event of termination of this Agreement prior to Closing in accordance with this Section 8 (except for a termination pursuant to Section 8.1(d)) Buyer covenants it shall within five (5) days of the date of termination (a) withdraw and/or void any ownership changes submitted or reported to the City (or the applicable Government Authorities), (b) take all necessary steps and acts to ensure the Lease is returned to the control of Seller and Company, (c) assign, transfer, or give back to Seller any Licenses, permits, assets, accounts, contracts, or agreements under the control of Buyer at the time of termination, (d) take all necessary steps to ensure the Licenses are updated, modified, or otherwise changed to reflect Seller as the owner of the Company and the Licenses, and (e) such other acts necessary to return the operational Enterprise to the control and operation of the Seller.

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9. Governing Law; Dispute Resolution.

9.1 This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of California, without giving effect to the principles of conflicts of law thereunder.

9.2 In the event of any Action arising out of or relating to any performance required under this Agreement or the interpretation, validity or enforceability of this Agreement, the parties hereto shall use their good faith efforts to settle the Action. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Action cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit an Action to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party.

9.3 Subject to the foregoing, the parties agree to submit all Actions and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in California, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the Los Angeles County, California. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply California substantive law in the adjudication of all Actions. Notwithstanding the foregoing, any party to an Action may apply to the state courts located in Los Angeles County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by California law unless the prevailing party failed or refused to first submit their claim to mediation in accordance with the subsection directly above. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Los Angeles County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 30 days of the respective due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

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10. Miscellaneous Provisions.

10.1 Amendment. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties hereto.

10.2 Severability. This Agreement is severable, and in the event that any one or more of the provisions hereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. It is the intent of the Parties to be compliant with all applicable laws (other than Federal Cannabis Laws), and the Parties shall act in accordance with Section 6.15 to further that objective.

10.3 Headings. The descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

10.4 Confidentiality. In addition to and not in abrogation of any confidentiality agreement, terms, or provisions previously entered into between and/or among the Parties, each party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the applicable other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

10.5 Attorneys’ Fees. In the event that any party institutes any Action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable outside attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10.6 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that the parties hereto agree that upon consummation of the transactions contemplated by this Agreement, Company shall pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred by Buyer in connection with this Agreement and the transactions contemplated by this Agreement.

10.7 Assignment. The Seller Parties shall not assign or transfer, in whole or in part, this Agreement or any of such Party's rights, duties or obligations under this Agreement without the prior written consent of the other Parties. Buyer may assign or transfer, in whole or in part, this Agreement or any of its rights, duties or obligations under this Agreement, to an Affiliate without the other Parties’ prior written consent.

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10.8 Waiver. The waiver by any Party of a breach or violation of any provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach or default, whether or not of a similar nature, or as a waiver of any other provisions, rights or privileges hereunder and no waiver shall be effective unless set forth in writing and executed by the Party waiving such provisions, rights or privileges. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Party. No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party hereunder shall constitute a waiver of, or shall preclude any other or further exercise of, the same or any other right, power or remedy.

10.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.10 No Third Party Beneficiaries. Except for the provisions of Section 6 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person, including any employee or former employee of Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

10.11 Force Majeure. Any Party shall be excused for failures and delays in performance of its respective obligations under this Agreement due to any cause beyond the control and without the fault of such party, including without limitation, any act of God, war, terrorism, bio-terrorism, riot or insurrection, law or regulation, strike, flood, earthquake, water shortage, fire, explosion or inability due to any of the aforementioned causes to obtain necessary labor, materials or facilities (but excluding lack of funds). This provision shall not release such Party from using its best efforts to avoid, mitigate or remove such cause, and such Party shall continue performance hereunder with the utmost dispatch once such cause has been avoided, mitigated or removed. Upon claiming any such excuse or delay for non-performance, such Party shall give prompt written notice thereof to the other Party, provided that failure to give such notice shall not in any way limit the operation of this provision.

10.12 No Rule of Construction. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

10.13 Counterparts and Electronic Signatures. This Agreement and any amendments hereto may be executed in duplicate counterparts, each of which will be deemed to be an original and both of which, taken together, shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., via facsimile or e-mailed printable document format (.pdf) form), and the Parties hereby adopt as original any signatures received in electronically transmitted form.

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10.14 Notice Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Buyer, to: OTC Miramar LLC 15030 Ventura Blvd #169 Sherman Oaks, CA 91403 Attn: Norman Yousif normanyousif11@gmail.com	with a copy to (which shall not constitute notice): Maddocks Law 23 Corporate Plaza Dr. #150 Newport Beach, CA 92660 Attn: Sean Maddocks maddocks@maddockslaw.com
If to Seller (pre-Closing) or DEP: DEP Nevada, Inc. 6420 Sunset Corporate Drive Las Vegas, NV 89120 Attn: Stephen Trip’ Hoffman triphoffman@bodyandmind.com	with a copy to (which shall not constitute notice): Rimon Law 2029 Century Park East, Suite 400N Los Angeles, CA 90067 Attn: Lukian Kobzeff lukian.kobzeff@rimonlaw.com
If to SJJR: SJJR, LLC 9923 Campo Road Spring Valley, CA 91977 Attn: James Tooma Jamestooma1@gmail.com

(a) Any party may change its address for notices hereunder upon notice to each other party in the manner for giving notices hereunder.

(b) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) on the next business day if transmitted by email, and (iv) three (3) days after mailing, if sent by registered or certified mail.

10.15 Entire Agreement. This instrument and the instruments attached hereto as exhibits contain the entire agreement and understandings between the Parties hereto with respect to the matters discussed herein, and supersede any prior agreements or understandings, written or oral, with respect to the matters discussed herein. This Agreement may not be modified or amended except by mutual consent of the Parties, and any such modification or amendment must be in a writing duly executed by the Parties hereto, and shall be attached to, and become a part of, this Agreement.

10.16 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.16.

10.17 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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10.18 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

10.19 Non-Recourse. This Agreement may only be enforced against, and any claim, Action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Parties hereto (including any party to whom the rights or obligations hereunder are assigned or any successor to a Party hereto) and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present, or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney, or other Representative of the Parties or of any Affiliate of the Parties, or any of their successors or permitted assigns (collectively, the "Non-Party Affiliates"), shall have any Liability for any obligations or Liabilities of any Party hereto under this Agreement or for any claim, Action, suit, or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. This Section 10.19 is intended for the benefit of, and shall be enforceable by, each of the Non-Party Affiliates.

10.20 Time. If any date on which a Party is required to take any action pursuant to this Agreement falls on a weekend or a legal holiday, then such Party shall have the right to take such action on the first Business Day next following such date.

10.21 Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the Parties, including, without limitation, requirements that the Parties take no action in violation of the Cannabis Laws or the guidance or instruction of any applicable state regulatory body (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The Parties acknowledge and understand that the Cannabis Laws and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Cannabis Laws and/or the Regulator, the Parties hereby agree to (and to cause their respective Affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Cannabis Laws and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement or otherwise modify this Agreement to reflect terms that most closely approximate the Parties’ original intentions but are responsive to and compliant with the requirements of the Cannabis Laws and/or the Regulator. In furtherance, not limitation, of the foregoing, the Parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements or correspondence.

10.22 Federal Cannabis Laws. Notwithstanding any other provision of this Agreement, the Parties agree and acknowledge that no Party makes, will make or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement with any Federal Cannabis Laws. No Party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Cannabis Laws or by the Regulator, and no Party shall seek to enforce the provisions hereof in federal court unless and until the Parties have reasonably determined that the Cannabis Laws is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

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10.23 Cross Default. A material breach by either Party of the MSA or any of the Transaction documents shall constitute a material breach of this Agreement.

10.24 Public Disclosure. No Party, nor any of their respective representatives, may make any press release or other public disclosure regarding the existence of this Agreement, its contents, or the transactions contemplated by this Agreement without the written consent of the other Party, in any case, as to the form, content, timing, and manner of distribution or publication of such press release or other public disclosure; provided that Buyer and Seller Parties shall each be entitled to make a press release or public disclosure after the Closing provided that it has given the other Party a copy of such press release or disclosure at least two (2) days in advance and considered any comments from such Party in good faith. Notwithstanding the foregoing, nothing in this Section 10.24 will prevent any Party or its representatives from making any press release or other disclosure required by applicable law or the rules of any stock exchange or governmental agency.

[Signatures of following page]

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IN WITNESS WHEREOF, the Parties have each caused this Asset Purchase Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

BUYER:

OTC Miramar LLC

By:	/s/ Norman Yousif

Name: Norman Yousif

Title: Manager

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IN WITNESS WHEREOF, the Parties have each caused this Asset Purchase Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

SELLER PARTIES:

MEMBERS: DEP Nevada, Inc.		SJJR, LLC

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ James Tooma
Name: Stephen ‘Trip’ Hoffman Title: President		Name: James Tooma Title: Authorized Signatory

COMPANY: NMG San Diego LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen ‘Trip’ Hoffman Title: Manager

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Schedule 1

Purchased Assets

-	Seller’s San Diego City Annual Operating Permit, License No. XXXXXX-XX (the “Local License”)
-	Seller’s surveillance systems and all tangible and intangible assets related thereto, including any limited access systems and related tangible assets.
-	POS stations.
-	Computers and all tangible and intangible assets related thereto.
-	Fixtures and Furniture located at the Dispensary, including refrigerators.
-	Second Amended Lease.
-	Automated Teller Machines (ATMs), Safes and/or Smart Safes, and Money Counters.
-	Inventory (subject to the Crossover Working Capital adjustment in Section 4.3).

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EXHIBIT A

ESCROW AGREEMENT

EXHIBIT B

SECOND LEASE AMENDMENT

EXHIBIT C

SECURED PROMISSORY NOTE

EXHIBIT D

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, NMG San Diego, LLC, a California limited liability company ("Seller"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to OTC Miramar, LLC, a California limited liability company ("Buyer"), all of its right, title, and interest in and to the Purchased Assets, as such term is defined in the Asset Purchase Agreement, dated as of July 31, 2025 (the "Purchase Agreement") (to which this Bill of Sale is attached as Exhibit D), by and between Seller and Buyer, to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of ___________________.

NMG San Diego, LLC

By:
Name: Stephen ‘Trip’ Hoffman Title: Manager